EXHIBIT 99.1

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PRESS RELEASE

UNITED AMERICA INDEMNITY, LTD. ANNOUNCES
CLOSING OF US$90 MILLION PRIVATE PLACEMENT OF
GUARANTEED SENIOR NOTES DUE 2015

George Town, Grand Cayman, Cayman Islands, July 20, 2005 – United America Indemnity, Ltd. (NASDAQ: INDM) announced today that the Company, through its subsidiary U.N. Holdings II, Inc. has completed an offering of US$90,000,000 of 6.22% Guaranteed Senior Notes due July 20, 2015 (the “Notes”). The Company will use a portion of the net proceeds to repay the US$74,482,021 in principal and interest outstanding under the senior notes issued to the Ball family trusts in conjunction with United America’s September 2003 acquisition of United National Group. The remaining proceeds will be used for general corporate purposes.

The Notes were issued to institutional accredited investors in a private placement, and they have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, and unless registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable states securities laws. This press release is neither an offer to sell nor a solicitation of an offer to buy any of the Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About United America Indemnity, Ltd.:
United America Indemnity, through its wholly-owned operating subsidiaries which include United National Group, Penn-America Group, Inc. and Penn Independent Corporation, is one of the leading specialty property and casualty insurers in the industry as well as a significant originator of and placement agent for specialty property and casualty insurance coverage. United America Indemnity is a holding company formed under the laws of the Cayman Islands and its U.S. insurance subsidiaries are either licensed or authorized to write surplus lines or specialty admitted business in all states. With a combined operating history of more than one century, United America Indemnity’s underwriting network includes approximately 135 professional general agents and its focus centers on self-generated proprietary products, niche programs and brokered lines. Its non-U.S. operations consist of recently formed Barbados-based and Bermuda-based insurance companies.

Safe Harbor Statement
This release contains forward-looking information about United America Indemnity and the operations of United America Indemnity that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

The business and operations of United America Indemnity is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity’s business; (8) changes in United America Indemnity’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity’s reinsurers may not be able to fulfill obligations; and (10) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Contact:
Kevin L. Tate, Chief Financial Officer
United America Indemnity, Ltd.
Phone: 610-660-6813